Exhibit 99.1

Designated Filer:	Insight Holdings Group, LLC
Issuer & Ticker Symbol:	Alteryx, Inc. [AYX]
Date of Event Requiring Statement:	June 12, 2019

EXPLANATION OF RESPONSES

(1) 13,139 shares of Class A Common Stock of the Issuer are owned by JPH DE Trust Holdings LLC, 45,928 shares of Class A Common Stock of the Issuer are owned by JPH Fund VIII LLC and 285,472 shares of Class A Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC.

(2) On June 12, 2019, IVP (Venice), L.P. sold 37,148 shares of Class A Common Stock of the Issuer.  The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Insight Holdings”). Insight Holdings is the sole shareholder of Insight Venture Associates X, Ltd., which is the manager of IVP GP (Venice), LLC, which in turn is the general partner of IVP (Venice), L.P.  As a member of the board of managers of Insight Holdings, the reporting person may be deemed to indirectly beneficially own such shares. The reporting person disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any.

(3) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $96.31 to $96.985, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.

(4) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $97.42 to $98.41, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.

(5) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $98.43 to $99.41, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.

(6) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $99.56 to $100.54, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.

(7) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $100.57 to $101.48, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.

(8) The price reported in Column 4 is a weighted average price.  These shares were sold in multiple transactions at prices ranging from $101.63 to $101.68, inclusive.  The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (3) through (8) to this Form 4.